Exhibit 99.1

RE: Headwaters Incorporated 10701 S. River Front Parkway, Suite 300 South Jordan, UT 84095 Phone: (801) 984-9400 NYSE: HW

FOR FURTHER INFORMATION

AT THE COMPANY: Sharon Madden Vice President of Investor Relations (801) 984-9400	ANALYST CONTACT: Tricia Ross Financial Profiles (310) 622-8226

FOR IMMEDIATE RELEASE

HEADWATERS INCORPORATED ANNOUNCES CLOSING OF TERM LOAN FACILITY

•  Initial term loan interest rate of 4.5%

•  Weighted average interest rate reduced to 5.2%

•  Annual cash interest run rate reduced to approximately $31 million

•  Increases pro forma December 31, 2014 TTM Adjusted EPS to $1.00

SOUTH JORDAN, UTAH, MARCH 24, 2015 (NYSE: HW) HEADWATERS INCORPORATED, a building products company dedicated to improving lives through innovative advancements in construction materials, today announced that it has entered into a new seven-year $425 million senior secured term loan B facility (“Term Loan”). The Term Loan has an initial interest rate of 4.50% based on LIBOR plus 350 basis points, with a 1.0% LIBOR floor (3-month LIBOR is currently 27 bps). Headwaters is using the proceeds of the Term Loan to redeem all of its outstanding 7-5/8% Senior Secured Notes due 2019 in the aggregate principal amount of $400 million (the “Senior Secured Notes”), to pay transaction fees and expenses, and for general corporate purposes.

The Term Loan matures in March 2022, an extension of three years from the April 2019 maturity of our Senior Secured Notes. The Term Loan does not contain any financial maintenance covenants and provides Headwaters with substantial flexibility.  More detail regarding the Term Loan will be included in the Company’s related Form 8-K to be filed with the Securities and Exchange Commission.

The combination of repurchasing its 8.75% convertible notes in February with refinancing the Senior Secured Notes reduced Headwaters’ annual cash interest expense run rate to approximately

$31 million, from an annual run rate of approximately $47 million at the end of the December 31, 2014 quarter. Headwaters’ pro forma Adjusted EPS for the trailing twelve months ended December 31, 2014 was $1.00, assuming that as of January 1, 2014 our Senior Secured Notes were refinanced and the Company’s outstanding 8.75% convertible notes were repurchased. Headwaters’ weighted average interest rate on long term debt has been reduced to 5.2%, down from a weighted average interest rate of 7.6% at the end of the December 31, 2014 quarter.

In addition to interest savings and extended debt maturities, the Term Loan allows for voluntary principal repayments without early payment premiums. This enables Headwaters to more efficiently de-leverage with free cash flow generated from operations.

The Company also recently amended its Asset Based Loan revolving credit facility, extending its maturity to March 2020, while improving pricing and flexibility.

Deutsche Bank AG New York Branch acted as Sole Arranger and Sole Book-runner for the Term Loan.

This press release is not an offer to purchase or a solicitation of an offer to redeem its 7-5/8% Senior Secured Notes due 2019. The redemption of the Senior Secured Notes will be made only pursuant to the terms set forth in the applicable notice of redemption, which will be delivered to the registered holders of the Senior Secured Notes.

Non-GAAP Financial Measure

One of the non-GAAP financial measures currently used by Headwaters is Adjusted EPS. Headwaters currently defines Adjusted EPS as diluted EPS from continuing operations plus the effect of amortization expense related to acquired intangible assets and other non-routine adjustments that arise from time to time, all as detailed in the table that follows. In addition to the adjustments we normally include to derive Adjusted EPS, the pro forma trailing twelve months (TTM) Adjusted EPS reflected below eliminates (i) the historical interest expense related to the Senior Secured Notes that will be redeemed and repaid in full with proceeds from the new Term Loan, and (ii) the historical interest expense related to the 8.75% convertible notes repurchased in February 2015, and includes the annual estimated interest expense related to the new Term Loan at its initial interest rate of 4.50%. All interest expense amounts include the respective amortization of debt discount and debt issue costs.

Adjusted EPS is used by management, investors and analysts to measure operating performance, as a supplement to our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP). Our presentation of Adjusted EPS is limited as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because the definition of Adjusted EPS varies among companies and industries, our definition of this non-GAAP financial measure may not be comparable to similarly-titled measures used by other companies.

Headwaters’ calculation of pro forma TTM Adjusted EPS is reflected in the following table. All amounts which follow are presented on a continuing operations basis.

Reconciliation of Diluted EPS from Continuing Operations to Pro forma TTM Adjusted EPS

(in millions, except per-share amounts)	Twelve Months Ended 12/31/2014
Numerator:
Numerator for diluted earnings per share from continuing operations in accordance with GAAP – income from continuing operations attributable to Headwaters Incorporated	$24.3
Adjustments to numerator:
Amortization expense related to intangible assets	20.4
Non-routine customer and business acquisition-related costs and adjustments	4.3
Cash-based compensation tied to stock price	6.5
Asset impairments and write-offs	3.1
Interest expense related to 7-5/8% senior secured notes	31.4
Interest expense related to 8.75% convertible notes	4.9
Interest expense related to new Term Loan	(20.6)
Income tax effect of above adjustments	0.7
Total adjustments to income from continuing operations, net of income tax effect	50.7
Numerator for pro forma adjusted diluted earnings per share from continuing operations	$75.0

Denominator for diluted earnings per share in accordance with GAAP and for pro forma adjusted earnings per share	74.8

Diluted income per share from continuing operations in accordance with GAAP	$0.32
Effect of adjustments on diluted income per share calculation	0.68
Pro forma adjusted diluted income per share from continuing operations (Pro forma Adjusted EPS)	$1.00

Headwaters Incorporated

Headwaters Incorporated is improving lives through innovative advancements in construction materials through application, design, and purpose. Headwaters is a diversified growth company providing products, technologies and services to the construction materials and building products markets. Through its coal combustion products, building products, and energy businesses, the Company has been able to improve sustainability by transforming underutilized resources into valuable products. www.headwaters.com

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements relating to Headwaters’ operations that are based on management’s current expectations, estimates and projections about the industries in which Headwaters operates. Words such as “may,” “should,” “anticipates,” “expects,” “intends,” “plans,” “targets,” “forecasts,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “budgets,” “goals,” “outlook” and similar expressions are intended to help identify such forward-looking statements. Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building products, the sales to oil refineries of residue hydrocracking catalysts, the development, commercialization, and financing of new products and other strategic business opportunities and acquisitions, and other information about Headwaters which are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products and catalysts. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the Company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Headwaters undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing feedstock and energy prices; actions of competitors or regulators; technological developments; potential disruption of the Company’s production facilities, transportation networks and information technology systems due to war, terrorism, malicious attack, civil accidents, political events, civil unrest or severe weather; potential environmental liability or product liability under existing or future laws and litigation; potential liability resulting from other pending or future litigation; changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; and the factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other periodic reports. In addition, such results could be affected by general domestic and international economic and political conditions and other unpredictable or unknown factors not discussed in this press release which could have material adverse effects on forward-looking statements.